Exhibit 5.1

March 22, 2018

WMIH Corp.

800 Fifth Avenue, Suite 4100

Seattle, Washington 98104

Re:	WMIH Corp.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to WMIH Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration of up to an aggregate of 416,012,872 shares of common stock, par value $0.00001 per share (the “Shares”), of the Company, issuable pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 12, 2018, among the Company, Wand Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Nationstar Mortgage Holdings Inc., a Delaware corporation (“Nationstar”), pursuant to which Merger Sub will merge with and into Nationstar, with Nationstar continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined the Registration Statement, the Merger Agreement, originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that the Shares will only be issued upon consummation of the Merger in accordance with the Merger Agreement and that, upon such consummation of the Merger, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

WMIH Corp. March 22, 2018 Page 2

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that, when (i) the stockholders of Nationstar have duly adopted the Merger Agreement, (ii) the stockholders of the Company have duly adopted the Merger Agreement and approved the issuance of the Shares and (iii) the Registration Statement has been declared effective by the Commission, the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP